SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 25, 2003

(Date of earliest event reported)

TFC ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22910	54-1306895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5425 Robin Hood Road, Suite 101B Norfolk, Virginia	23513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(757) 858-1400

Item 5.    Other Events and Required FD Disclosure.

TFC Enterprises, Inc. (the “Company”) today announced that it has named Ronald G. Tray as the Chief Executive Officer of its principal operating subsidiary, The Finance Company, Inc. The Company also announced that it has named Denise L. Newlon as the Chief Financial Officer of the Company, a role formerly filled by Mr. Tray. Robert S. Raley, Jr. will retain the titles of Chairman and Chief Executive Officer of the Company. In connection with these changes, the Company amended and restated Mr. Tray’s Change of Control Agreement to increase his potential bonus to 3% of the net pre-tax earnings of The Finance Company and its subsidiaries. The Company also entered into a Change of Control Agreement with Denise L. Newlon. Each of these agreements are attached hereto as an exhibit and are incorporated herein by reference. Each of these changes will be effective on March 1, 2003.

The press release issued by the Registrant on February 25, 2003 is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Change of Control Agreement dated as of March 1, 2003, between Registrant and Denise Newlon.

10.2	Amended and Restated Change of Control Agreement dated as of March 1, 2003, between Registrant and Ronald G. Tray.

99.1	Press release issued by Registrant on February 25, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFC ENTERPRISES, INC.

Dated: February 25, 2003	By:	/s/ RONALD G. TRAY
Ronald G. Tray President

INDEX TO EXHIBITS

No.	Description

10.1	Change of Control Agreement dated as of March 1, 2003, between Registrant and Denise Newlon.

10.2	Amended and Restated Change of Control Agreement dated as of March 1, 2003, between Registrant and Ronald G. Tray.

99.1	Press release issued by Registrant on February 25, 2003.